Exhibit 99.1

Investor Contact:
Michael Polyviou/Peter Schmidt
Financial Dynamics
212-850-5748

Media Contact:
Lauren Stein
Financial Dynamics
212-850-5650

iPCS, INC. ANNOUNCES SUBSCRIBER ACTIVITY FOR THE QUARTER
ENDED JUNE 30, 2006

Schedules Earnings Release and Conference Call to Discuss Results

SCHAUMBURG, Ill. — July 18, 2006 - iPCS, Inc. (Nasdaq: IPCS), a Sprint PCS Affiliate of Sprint Nextel, today announced that it serves approximately 517,500 customers as of June 30, 2006.

For the quarter ended June 30, 2006, iPCS reported:

•                  Gross additions of approximately 54,800

•                  Net additions of approximately 10,900

•                  Average monthly churn, net of 30 day deactivations, of  2.5%

•                  Ending subscribers of approximately 517,500

The ending subscriber number reflects a reduction of approximately 1,700 due to the elimination of non-revenue-generating subscribers previously accounted for as subscribers at Horizon PCS.  Horizon PCS merged into iPCS as of July 1, 2005.

The Company also announced that it will conduct a conference call to discuss its financial and subscriber results for the quarter ended June 30, 2006 on Thursday, July 27, 2006 at 12:00 noon Eastern Time (11:00 a.m. Central Time). The Company intends to announce its financial results prior to market open on July 27, 2006.

Participating in the call will be Tim Yager, president and chief executive officer, and Steb Chandor, executive vice president and chief financial officer.  To listen to the call, dial 1-888-338-6760 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-582-2858.  A replay of the call will be available beginning at 3:00 p.m. Eastern Time on July 27, 2006.  To access the replay, dial 1-877-519-4471 using a pass code of 7600586.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on August 3, 2006.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of June 30, 2006, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and iPCS had approximately 517,500 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) shifts in populations or network focus; (5) changes or advances in technology; (6) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (7) potential declines in roaming and wholesale revenue, (8) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (9) difficulties in network construction, expansion and upgrades; (10) increased competition in iPCS’s markets; (11) adverse changes in financial position, condition or results of operations; and (12) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the Annual Report on Form 10-K filed on December 23, 2005 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.